Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2013 with respect to the consolidated financial statements included in the Registration Statement on Form S-1 for the year ended December 31, 2012 of Guardian 8 Holdings. We consent to the inclusion in this Registration Statement on Form S-1 of the aforementioned report.

/s/ Samyn & Martin, LLC
Samyn & Martin, LLC (formerly Weaver Martin & Samyn, LLC)
Certified Public Accountants Kansas City, Missouri
August 29, 2014